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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporaton by reference in the registration statements of
Genzyme Corporation on Forms S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-22464, 33-29440, 33-21241, 33-29918, 33-30007, 33-35067, 33-37236, 33-41933,
33-51416, 33-55656, 33-58351, 33-58353, 33-58355, 33-58359, 33-60435, 33-60437,
33-68168, 33-68118 and 33-68208), on Form S-4 (File No. 333-01105), and on
Form S-3 (File Nos. 33-42325 and 33-47242) of our reports dated March 1, 1996, except as to Note Q which is March 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation and Subsidiaries, dated March 1, 1996 except as to Note R which is March 26, 1996 on our audits of the combined financial statements and financial statement schedule of Genzyme General Division and dated March 1, 1996 except as to Note O which is March 26, 1996 on our audits of the combined financial statements and financial statement schedule of Genzyme Tissue Repair all as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 which reports are included in the registrant's 1995 Annual Report on Form 10-K.



Boston, Massachusetts                         /s/ Coopers & Lybrand L.L.P.
June 27, 1996









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